Exhibit 4.31

EHAVE, INC.

SUBSCRIPTION AGREEMENT FOR UNITS

TO: EHAVE, INC. (THE “CORPORATION”)

The undersigned hereby irrevocably subscribes for and agrees to purchase from the Corporation that number of units of the Corporation (the “Units”) set out below at a price of $1,000 per Unit (the “Subscription Price”). Each Unit consists of one (1) Convertible Debenture (as defined herein) and such number of Warrants (as defined herein) as is equal to $1,200 divided by the Conversion Price (as defined herein). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Units” including without limitation the terms, representations, warranties, covenants, certifications and acknowledgements set forth in the applicable Schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties, covenants, certifications and acknowledgments contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Subscriber Information and Signature
_______________________________________________________ (Name of Subscriber)	Number of Units: _____________________________x $1,000
=
Account Reference (if applicable): ___________________________
By: ____________________________________________________ Authorized Signature	Aggregate Subscription Price:_____________________________ (the “Subscription Amount”)

______________________________________________________

(Official Capacity or Title – if the Subscriber is not an individual)

_______________________________________________________

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

 ______________________________________________________

(Subscriber’s Residential Address, including Municipality and Province)

 ______________________________________________________

 ______________________________________________________

(Subscriber’s Telephone Number)                            (Email Address)

State whether Subscriber is an Insider* of the Corporation: Yes ☐ No ☐ State whether Subscriber is a Registrant*: Yes ☐ No ☐ (*see Article I, section 1.1. – Definitions)

The Subscriber hereby provides the Corporation the following instructions in connection with the settlement of the Convertible Debentures and Warrants comprising the Units being purchased hereunder and hereby directs the Corporation to issue and register (and deliver any definitive certificates, if applicable) the Convertible Debentures and Warrants comprising the Units as follows.

Account Registration Information:	Delivery Instructions:

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address, including Postal Code)	(Address, including Postal Code)

(Telephone Number) (Fax Number)

(Contact Name)

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

ARTICLE 1 - INTERPRETATION

1.1	Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business.

“Closing” has the meaning ascribed to such term in Section 4.1.

“Closing Date” has the meaning ascribed to such term in Section 4.1.

“Closing Time” has the meaning ascribed to such term in Section 4.1.

“Common Shares” means the shares of common stock in the capital of the Corporation.

“Conversion Price” shall mean the Qualified Financing Price multiplied by 0.75.

“Convertible Debentures” has the meaning ascribed to such term in the Term Sheet.

“Corporation” means Ehave, Inc. and includes any successor corporation to or of the Corporation.

“Debenture Certificate” means the certificate to be delivered by the Corporation to the Subscriber evidencing the Debentures.

“including” means without limitation.

“Insider” means (a) a director or senior officer of the Corporation (or a subsidiary of the Corporation), (b) any Person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding, or (c) a director or senior officer of an Insider of the Corporation.

“knowledge of the Corporation” (or similar phrases) means, as it pertains to the Corporation, the actual knowledge of the executive officers of the Corporation in office as at the date of this Subscription Agreement, together with the knowledge which they would have had if they had conducted a reasonable inquiry into the relevant subject matter;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“Offering” means the offering to the Subscriber of approximately 500 Units to be issued and sold by the Corporation pursuant to this Subscription Agreement.

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“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Qualified Financing” shall mean the completion of a financing by the Corporation after the date hereof for aggregate gross proceeds of not less than CDN$2,000,000; provided that such financing shall be completed in connection with the proposed listing of the Common Shares on a recognized stock exchange in Canada within two (2) months of the completion of such financing;

“Qualified Financing Price” shall mean the price per security issued by the Corporation in the Qualified Financing

“Registrant” means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to Securities Laws, or a person registered or otherwise required to be registered under the Securities Laws.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in each of the provinces of Canada.

“Subscriber” means the subscriber for the Units as set out on page 1 of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any Schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Amount” has the meaning ascribed to such term on page 1 of this Subscription Agreement.

“Subscription Price” has the meaning ascribed to such term on page 1 of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Units, a copy of which is attached hereto as Schedule “A”.

“Underlying Shares” means the Common Shares issuable on conversion of the Convertible Debentures, as more particularly set out in the Term Sheet.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Units” has the meaning ascribed to such term on page 1 of this Subscription Agreement.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Warrant Certificate” means the certificate to be delivered by the Corporation to the Subscriber evidencing the Warrants.

“Warrants” has the meaning ascribed to such term in the Term Sheet.

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“Warrant Shares” means the Common Shares issuable upon the exercise of the Warrants, as more particularly set out in the Term Sheet.

1.2	Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3	Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement and the Schedules, including the symbol “$”, are expressed in Canadian dollars.

1.4	Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1	Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A” - Term Sheet

Schedule “B” - Accredited Investor Certificate
Schedule “C” - Contact Information for Canadian Securities Commissions

ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1	Subscription for the Units

The Subscriber hereby confirms its irrevocable subscription for and offer to purchase from the Corporation that number of Units indicated on page 2 of this Subscription Agreement, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 4 hereto.

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3.2	Description of the Units

Each Unit consists of one (1) Convertible Debenture and such number of Warrants (as defined herein) as is equal to $1,200 divided by the Conversion Price. A summary of certain terms of the Convertible Debentures and the Warrants are set forth in the Term Sheet; however, reference should be made to the Debenture Certificates and Warrant Certificates for the definitive terms of the Convertible Debentures and the Warrants. In the event of a conflict or inconsistency between the Term Sheet and the Debenture Certificates or Warrant Certificates, the Debenture Certificates and Warrant Certificates shall be paramount and shall govern.

3.3	Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Units, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any payment delivered by the Subscriber representing the Subscription Amount pursuant to this Agreement, will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Amount for that portion of the subscription for the Units which is not accepted will be promptly returned to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1	Closing

Delivery and sale of the Units and payment of the aggregate Subscription Amount will be completed (the “Closing”) at the offices of the Corporation’s counsel, Dentons Canada LLP, in Toronto, Ontario at 10:00 a.m. (Toronto time) (the “Closing Time”) on or about January 31, 2018, or such other place or date or time as the Corporation may determine (a “Closing Date”). Provided that on or prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation, or waived by the Corporation, the Subscriber shall deliver a completed Subscription Agreement and payment of the aggregate Subscription Amount for all of the Units sold hereunder to the Corporation, against delivery by the Corporation of the Debenture Certificates and the Warrant Certificates (or such other evidence of issue of the Units as the Subscriber and the Corporation may agree) and such other documentation as may be required pursuant to this Subscription Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than the delivery by the Corporation of the Debenture Certificates and the Warrant Certificates or the delivery by the Corporation of such other evidence of issue of the Convertible Debentures and Warrants comprising the Units as the Subscriber and the Corporation may agree) have not been complied with to the satisfaction of the Corporation, or waived by it, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2	Conditions of Closing

The Subscriber acknowledges and agrees that the Corporation is relying on the truth of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions prior to the Closing Time:

(a)	on or before January 31, 2018, the Subscriber having made payment arrangements for the Subscription Amount in a manner acceptable to the Corporation;

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(b)	on or before January 31, 2018, the Subscriber having delivered a properly completed and signed Subscription Agreement to the Corporation;

(c)	the Subscriber having executed and returned to the Corporation, at the Corporation’s request, all other documents as may be required by the securities laws for delivery by the Corporation on behalf of the Subscriber;

(d)	the Corporation having obtained all necessary approvals and consents in respect of the Offering;

(e)	the Corporation having accepted the Subscriber’s subscription, in whole or in part; and

(f)	the issue and sale of the Convertible Debentures and Warrants comprising the Units being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities legislation, or the Corporation having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum.

ARTICLE 5 – REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

5.1	Representations, Warranties and Covenants of the Corporation

The Corporation represents and warrants to the Subscriber and acknowledges that:

(a)	the Corporation is a corporation duly incorporated duly organized, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, organized, continued or amalgamated, as the case may be;

(b)	the Corporation has all requisite corporate power, authority and capacity to enter into this Subscription Agreement and to perform the transactions contemplated herein and carry on its business and, to the knowledge of the Corporation, no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding-up;

(c)	the Corporation is not in default of any material requirement of applicable Securities Laws;

(d)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(e)	at the Closing Time, the Convertible Debentures and the Warrants will be duly and validly issued and created; and

(f)	the issuance of the Convertible Debentures and Warrants have been authorized and the Underlying Shares and Warrant Shares have been duly reserved and allotted for issuance.

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ARTICLE 6- ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1	Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby acknowledges, represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	the Subscriber confirms that it:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Units, including the potential loss of its entire investment;

(ii)	is aware of the characteristics of the Convertible Debentures and Warrants comprising the Units and understands the risks relating to an investment therein; and

(iii)	is able to bear the economic risk of loss of its investment in the Units;

(b)	the Subscriber is a resident, or if not an individual, the Subscriber has its head office, in the jurisdiction set out on page 1 of this Subscription Agreement and intends that the securities laws of that jurisdiction govern the Subscriber’s subscription. Such address was not created and is not used solely for the purpose of acquiring the Units;

(c)	the Subscriber is aware that the Convertible Debentures and Warrants comprising the Units (and the Underlying Shares and Warrant Shares) have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that the Convertible Debentures and Warrants comprising the Units (and the Underlying Shares and Warrant Shares) may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act and applicable state securities laws or compliance with the requirements of an exemption from registration therefrom and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act or applicable state securities laws in respect of such securities;

(d)	the Units have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Units and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(e)	the Subscriber undertakes and agrees that it will not offer or sell any of the Convertible Debentures or Warrants comprising the Units (and the Underlying Shares and Warrant Shares) in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirement is available;

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(f)	the execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units (and any subsequent conversion of the Convertible Debentures or exercise of the Warrants) and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, if applicable, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber;

(g)	the Subscriber is subscribing for the Units as principal for its own account and not for the benefit of any other Person (within the meaning of applicable Securities Laws);

(h)	the Subscriber is either:

(i)	relying on the “accredited investor” exemption under NI 45-106, and shall complete, sign and deliver to the Corporation (1) Schedule “B” (the “Accredited Investor Status Certificate”); and (2) Exhibit “I” to Schedule “B” if subscribing under categories (j), (k) or (l) of the Accredited Investor Status Certificate; or

(ii)	relying on the “minimum amount investment” exemption under NI 45-106, and shall indicate by initialing immediately below that the Subscriber is (1) not an individual; (2) is purchasing the Units as principal; and (3) the Subscription amount is not less than $150,000

___________________ (initial if relying on the “minimum amount investment exemption under NI 45-106);

(i)	if the Subscriber is an “accredited investor” within the meaning of NI 45-106, the Subscriber has properly completed, executed and delivered to the Corporation this Subscription Agreement and Schedule “B” (the Accredited Investor Status Certificate), as applicable and the acknowledgements, representations, warranties, covenants and information contained herein and therein are true and correct as of the date hereof and will be true and correct as of the Closing Time and if less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered;

(j)	if the Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Subscriber and is enforceable in accordance with its terms against the Subscriber;

(k)	if the Subscriber is a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Units as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof, and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

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(l)	there is no Person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee;

(m)	if required by applicable Securities Laws, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Convertible Debentures and Warrants comprising the Units as may be required by any securities commission, stock exchange or other regulatory authority;

(n)	the Subscriber has been advised to consult its own legal advisors with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated herein, including trading in the Convertible Debentures, Warrants, Underlying Shares and Warrant Shares, and with respect to the hold periods imposed by the Securities Laws and acknowledges that no representation has been made by the Corporation respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are, that the Subscriber is solely responsible (and the Corporation is in no way responsible) for compliance with applicable resale restrictions and that the Subscriber (or others for whom it is contracting hereunder) is aware that it may not resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws;

(o)	the Subscriber has not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws) or any sales or advertising literature in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Units and the Subscriber’s decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation, or any employee, agent or affiliate thereof or any other person associated therewith, except as set forth herein. The Subscriber’s decision to subscribe for the Units was based solely upon this Subscription Agreement (including the Term Sheet) and any information about the Corporation which is publicly available (any such information having been obtained by the Subscriber);

(p)	the Corporation has not, nor have any of its directors, employees, officers, affiliates or agents made any written or oral representations:

(i)	that any Person will resell or repurchase the Convertible Debentures or Warrants comprising the Units (or the Underlying Shares or Warrant Shares);

(ii)	that any Person will refund all or any part of the Subscription Amount; or

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(iii)	as to the future price or value of the Convertible Debentures or Warrants or the Underlying Shares or Warrant Shares;

(q)	the subscription for the Units has not been made through or as a result of, and the distribution of the Units is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation; and

(r)	the funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), the United Kingdom’s Proceeds of Crime Act 2002 (the “POCA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA, POCA or the PATRIOT Act. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

6.2	Acknowledgments and Covenants of the Subscriber

The Subscriber acknowledges, covenants and agrees as follows:

(a)	it (i) has received and reviewed a copy of the Term Sheet setting out the principal terms of the Offering; and (ii) has had the opportunity to ask and have answered any and all questions which the Subscriber wished to have answered with respect to the subscription for the Units made hereunder;

(b)	the offer of the Units does not constitute a recommendation to purchase the Units or financial product advice and the Subscriber acknowledges that the Corporation has not had regard to the Subscriber’s particular objectives, financial situation or needs;

(c)	there are risks associated with the purchase of the Units and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Convertible Debentures and Warrants comprising the Units nor have any such agencies or authorities made any recommendations or endorsement with respect to the foregoing;

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(d)	the Corporation is not now a “reporting issuer” under the Securities Laws of any province or territory of Canada, the Corporation and there is no guarantee that it will become a reporting issuer in the future. The Subscriber further acknowledges that as a result of the Corporation not being a reporting issuer the Convertible Debentures and the Warrants (and the Underlying Shares and Warrant Shares) will be subject to an indefinite “restricted period” under applicable Securities Laws of four (4) months and a one (1) day from the later of the applicable Closing Date and the date the Corporation becomes a reporting issuer under the Securities Laws of any province or territory of Canada, unless a prospectus is filed in accordance with applicable Securities Laws qualifying their distribution. The Subscriber further acknowledges that during such indefinite “restricted period”, the Subscriber may not trade the Convertible Debentures or the Warrants (and the Underlying Shares and Warrant Shares) under applicable Securities Laws without filing a prospectus in accordance with such laws or being able to rely on one of the limited exemptions under Canadian Securities Laws;

(e)	the Convertible Debentures and the Warrants (and the Underlying Shares and Warrant Shares) will be subject to statutory resale restrictions under the Securities Laws of Canada and under other applicable Securities Laws, and the Subscriber covenants that it will not resell the Convertible Debentures, Warrants, Underlying Shares or Warrant Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is in no way responsible) for such compliance;

(f)	the Convertible Debentures and the Warrants (and the Underlying Shares and the Warrant Shares) may only be transferred or assigned by the Subscriber in compliance with applicable laws, including applicable Securities Laws;

(g)	the Debenture Certificates and Warrant Certificates shall have attached to them an ownership statement setting out resale restrictions under applicable Securities Laws substantially in the following form (and with the necessary information inserted):

“Unless permitted under securities legislation, the holder of this security must not trade the security before the date which is four months and a day after the later of (i) [applicable Closing Date will be inserted], and (ii) the date the issuer became a reporting issuer in any province or territory.”;

(h)	there is no market for the Convertible Debentures and Warrants comprising the Units (and the Underlying Shares and the Warrant Shares) and there is no assurance that a market will ever develop;

(i)	the Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Convertible Debentures and Warrants comprising the Units pursuant to such exemption:

(i)	certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission, or damages and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

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(iii)	the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws; and

(iv)	the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws;

(j)	the offer, issuance, sale and delivery of the Convertible Debentures and Warrants comprising the Units is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Convertible Debentures and Warrants comprising the Units under the Securities Laws of Canada or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(k)	the Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may (i) have a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber; or (ii) offer securities senior to the Convertible Debentures. However there is no assurance that any future financings will be available, on reasonable terms or at all, and if not so available, could have a material adverse effect on the Corporation’s business, financial condition, performance or prospects;

(l)	the Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement;

(m)	this offer to subscribe is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber without the consent of the Corporation;

(n)	there is no government or other insurance covering the Convertible Debentures, Warrants, Underlying Shares or Warrant Shares;

(o)	legal counsel retained by the Corporation is acting as counsel to the Corporation and not as counsel to the Subscriber;

(p)	the Subscriber acknowledges that this Subscription Agreement requires the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the transaction contemplated herein, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Units under the Securities Laws and other applicable securities laws. The Subscriber’s personal information may be disclosed by the Corporation to: (i) stock exchanges or securities regulatory authorities; (ii) the Canada Revenue Agency or other taxing authorities; and (iii) employees, advisors, consultants and agents of the Corporation. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby;

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(q)	the information provided by the Subscriber on pages 1 and 2 of this Subscription Agreement identifying among other things, the name, address, telephone number and email address of the Subscriber, the number of Units being purchased hereunder, the Subscription Amount, the applicable Closing Date and the exemption that the Subscriber is relying on in purchasing the Units will be disclosed to the Canadian securities regulatory authorities, and such information is being indirectly collected by the Canadian securities regulatory authorities under the authority granted to it under Canadian securities legislation. This information is being collected for the purposes of the administration and enforcement of Canadian securities legislation. The Subscriber hereby authorizes the indirect collection of such information by the Canadian securities regulatory authorities. In the event the Subscriber has any questions with respect to the indirect collection of such information, the Subscriber should contact the applicable securities regulatory authority at the contact details provided in Schedule “C”.

6.3	Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber’s to purchase the Units. The Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time.

ARTICLE 7- SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Subscriber for a period of two years following Closing.

7.2	Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Corporation for a period of two years following the Closing.

ARTICLE 9 - MISCELLANEOUS

9.1	Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

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9.2	Notices

(a)	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted electronically tested prior to transmission to such party, as follows:

(i)	in the case of the Corporation, to:

Ehave, Inc.
203-277 Lakeshore Road East
Oakville, ON L6J 6J3

Attention:	Prateek Dwivedi
Email:	teek@ehave.com

(ii)	in the case of the Subscriber, at the address specified on the face page hereof,.

(b)	Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted electronically, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

9.3	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

9.4	Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

9.5	Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

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9.6	Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

9.7	Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, PDF or faxed form and the parties adopt any signatures received by PDF or a receiving fax machine as original signatures of the parties. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

9.8	Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

9.9	Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

9.10	Language

It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English only. Il est de la volonté expresse du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise uniquement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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The Corporation hereby accepts the subscription for Units as set forth on the face page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules) this ____ day of ____________, 2018.

EHAVE, INC.

Per:

Authorized Signatory

SCHEDULE “A”

TERM SHEET

EHAVE, INC.

PRIVATE PLACEMENT OF UNITS

Issuer:	Ehave, Inc. (“Ehave” or, the “Company”).

Offered Securities:	Subordinated unsecured convertible debenture units (the “Units”).

Amount:	Approximately $500,000 of Units (the “Offering”).

Offering Price:	C$1,000 per Unit.

Unit:	Each Unit shall consist of one 10.0% subordinated unsecured convertible debenture (each a “Convertible Debenture”) of the Company and warrants of the Company exercisable to purchase that number of common shares as is equal to C$1,200 divided by the Conversion Price (as defined herein) (each a “Warrant”).

Conversion Privilege:	The principal amount of each Convertible Debenture shall be convertible, for no additional consideration, into common shares of the Company (each a “Common Share”) at the option of the holders at any time following the completion of a Qualified Financing (as defined herein) and prior to the close of business on the Maturity Date, at a conversion price equal to 0.75 multiplied by the Qualified Financing Price (as defined herein) (the “Conversion Price).

Maturity Date:	Two years from the date the Units are issued.

Interest:	The Convertible Debentures shall bear interest at a rate of 10.0% per annum from the date of issue and shall be payable, at the election of the holder, in (i) cash, (ii) Common Shares at the Conversion Price, or (iii) any combination thereof upon conversion or maturity.

Optional Repayment:	The Company may elect to repay in cash the outstanding principal outstanding on the Convertible Debentures (including accrued and unpaid interest) at any time upon 30 days’ notice.

Warrants:	Following the completion of a Qualified Financing, each Warrant entitles the holder to acquire one Common Share for an exercise price equal to the Qualified Financing Price at any time up to 5 years following the Closing Date (subject to adjustment in certain customary events).

Anti-Dilution Adjustments:	The Conversion Price will be subject to adjustment in certain events including, without limitation, the subdivision or consolidation of the outstanding Common Shares, the issue of Common Shares or securities convertible into Common Shares by way of stock dividend or distribution, the issue of rights, options or warrants to all or substantially all of the holders of Common Shares in certain circumstances, and the distribution to all or substantially all of the holders of Common Shares of any other class of shares, rights, options or warrants, evidences of indebtedness or assets.

A-1

Events of Default:	The Convertible Debentures shall include customary events of default and shall also provide that it shall be an event of default if the Company (or any successor) has not become a “reporting issuer” in a province or territory of Canada within 6 months from the date on which the Convertible Debentures have been issued. If at any time during the term of the Convertible Debenture the Company issues securities at price deemed lower than the Conversion Price, the maturity date will be accelerated and occur on the 30th day following such issuance.

Qualified Financing:	The Company shall use commercially reasonable efforts to complete a subsequent financing for aggregate gross proceeds to the Company of at least C$2,000,000 (“Qualified Financing”) and be approved for trading on a Canadian recognized stock exchange (which, for greater certainty, includes the CSE or TSX Venture Exchange). The issue price of the securities issued by the Company in the Qualified Financing shall be the “Qualified Financing Price”.

Closing Date:	January 31, 2018.

Use of Proceeds:	The Company shall have full and absolute discretion with respect to the use of proceeds.

A-2

SCHEDULE “B”

Accredited Investor Status CERTIFICATE

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: EHAVE, INC. (the “Corporation”)

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber (the “Subscriber”) hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)	the Subscriber is resident in or otherwise subject to the securities laws of one of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island or Newfoundland and Labrador;

(b)	the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106;

(c)	the Subscriber is an “accredited investor” within the meaning of NI 45-106 on the basis that the Subscriber fits within one of the categories of an “accredited investor” reproduced below beside which the Subscriber has indicated the undersigned belongs to such category;

(d)	the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below;

(e)	if the Subscriber is purchasing under category (j), (k) or (l) below, it has completed and signed Exhibit “I” attached hereto; and

(f)	upon execution of this Schedule “B” by the Subscriber, this Schedule “B” shall be incorporated into and form a part of the Subscription Agreement to which this Schedule “B” is attached.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or
(ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));

B-1

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000 (completion of Exhibit “I” is also required);

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year (completion of Exhibit “I” is also required);

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 (completion of Exhibit “I” is also required);

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

B-2

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;
☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;
☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;
☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;
☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario or Québec, the regulator as an accredited investor;
☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse; or
☐	(x)	in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).
***If checking this category (x), please provide a description of how this requirement is met.

For the purposes hereof, the following definitions are included for convenience:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)	“eligibility adviser” means:

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

B-3

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)	“executive officer” means, for an issuer, an individual who is: (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (iii) performing a policy-making function in respect of the issuer;

(f)	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(i)	“person” includes: (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and (iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(j)	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)	“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

B-4

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the Subscription Agreement to which this Schedule “B” is attached) and the Subscriber acknowledges that this Accredited Investor Status Certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:	____________________	Signed:	________________________________

_________________________________ Witness (If Subscriber is an Individual)		__________________________________________ Print the name of Subscriber

_________________________________ Print Name of Witness		__________________________________________ If Subscriber is a corporation, print name and title of Authorized Signing Officer

B-5

EXHIBIT “I” TO SCHEDULE “B”

FORM FOR INDIVIDUAL ACCREDITED INVESTORS

THIS “EXHIBIT I” TO SCHEDULE “B” IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN SCHEDULE “B” TO WHICH THIS EXHIBIT “I” IS ATTACHED.

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Units (comprised of one (1) convertible debenture and a variable number of common share purchase warrants)	Issuer: Ehave, Inc.
Purchased from: Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE SUBSCRIBER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of $ _____________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.
Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials

•	Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
•	Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
•	Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
•	Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

B-6

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the Subscriber with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

For investment in a non-investment fund

Ehave, Inc.

203-277 Lakeshore Road East

Oakville, ON L6J 6J3

Attention:     Prateek Dwivedi
Email:             teek@ehave.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible.

2.	The information in sections 1, 5 and 6 must be completed before the Subscriber completes and signs the form.

3.	The Subscriber must sign this form. Each of the Subscriber and the issuer or selling security holder must receive a copy of this form signed by the Subscriber. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

B-7

SCHEDULE “C”
CONTACT INFORMATION FOR CANADIAN SECURITIES COMMISSIONS

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

Public official contact: FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact: FOI Inquiries

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2561

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Public official contact: Director

Financial and Consumer Services Commission (New
Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Public official contact: Chief Executive Officer and Privacy Officer

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700, Confederation Building

2nd Floor, West Block, Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Public official contact: Superintendent of Securities

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal & Enforcement

Telephone: (867) 767-9305

Facsimile: (867) 873-0243

Public official contact: Superintendent of Securities

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Public official contact: Executive Director

Government of Nunavut

Department of Justice

Legal Registries Division

P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: (867) 975-6590

Facsimile: (867) 975-6594

Public official contact: Superintendent of Securities

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593-8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact: Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283
Public official contact: Superintendent of Securities

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)
Public official contact: Secrétaire générale

Financial and Consumer Affairs Authority of
Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5842

Facsimile: (306) 787-5899
Public official contact: Director

Government of Yukon

Department of Community Services

Office of the Superintendent of Securities

307 Black Street

Whitehorse, Yukon Y1A 2N1

Telephone: 867-667-5466

Facsimile: (867) 393-6251

Email: securities@gov.yk.ca

Public official contact: Superintendent of Securities

C-1